Exhibit 5.1

[LETTERHEAD OF KATTEN MUCHIN ROSENMAN LLP]

September 20, 2012

TO THE ADDRESSEES LISTED

ON SCHEDULE ONE

Re: AmeriCredit Automobile Receivables Trust 2012-4 – Enforceability Opinion

Ladies and Gentlemen:

We have acted as special counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (“AmeriCredit”), AFS SenSub Corp., a Nevada corporation and a wholly-owned subsidiary of AmeriCredit (“AFS SenSub”), and AmeriCredit Automobile Receivables Trust 2012-4 (the “Issuer”) as to certain matters in connection with the $191,100,000 Class A-1 0.30000% Asset Backed Notes (the “Class A-1 Notes”), $462,000,000 Class A-2 0.49% Asset Backed Notes (the “Class A-2 Notes”), $270,280,000 Class A-3 0.67% Asset Backed Notes (the “Class A-3 Notes”), $99,470,000 Class B 1.31% Asset Backed Notes (the “Class B Notes”), $123,480,000 Class C 1.93% Asset Backed Notes (the “Class C Notes”), $121,430,000 Class D 2.68% Asset Backed Notes (the “Class D Notes”) and $32,240,000 Class E 3.82% Asset Backed Notes (the “Class E Notes” and, collectively with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”), which will be issued pursuant to an Indenture dated as of September 10, 2012 (the “Indenture”), between the Issuer and Wells Fargo Bank, National Association (“Wells Fargo”), as Trustee and Trust Collateral Agent (in such capacities, the “Trustee” and the “Trust Collateral Agent”, respectively). The “Publicly Offered Notes” consist of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes. The “Privately Placed Notes” are the Class E Notes. A certificate (the “Certificate”) will be issued pursuant to a Trust Agreement dated as of August 24, 2012, as amended and restated as of September 10, 2012 (the “Trust Agreement”) between AFS SenSub and Wilmington Trust Company (“WTC”), as Owner Trustee (the “Owner Trustee”). The Notes and Certificate are hereinafter referred to as the “Securities”.

The assets which will be sold to the Issuer on the Closing Date for the benefit of the Certificateholder and the Noteholders include a pool of retail installment sales contracts (the “Receivables”) secured by new and used automobiles and light duty trucks and vans; all monies paid or payable thereunder after September 10, 2012; security interests in the vehicles financed thereby; certain bank accounts and the proceeds thereof; the right to receive certain insurance proceeds; and certain other property. The Receivables are purchased by AmeriCredit from Dealers or Third-Party Lenders or are originated by AmeriCredit directly or through an Originating Affiliate.

Pursuant to the Purchase Agreement, dated as of September 10, 2012 (the “Purchase Agreement”), between AmeriCredit and AFS SenSub, AFS SenSub will purchase the Receivables from AmeriCredit. Pursuant to the Sale and Servicing Agreement, dated as of September 10, 2012 (the “Sale and Servicing Agreement”), among the Issuer, AFS SenSub, AmeriCredit and Wells

September 20, 2012

Fargo as Trust Collateral Agent, the Issuer will purchase the Receivables from AFS SenSub. The Issuer will issue the Notes pursuant to the Indenture and will sell the Publicly Offered Notes to Deutsche Bank Securities Inc. (“Deutsche”), RBS Securities Inc. (“RBS”), Wells Fargo Securities, LLC (“WFS” and collectively with Deutsche and RBS, the “Representatives”), Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and RBC Capital Markets, LLC (“RBC” and collectively with the Representatives, Citigroup, Credit Suisse and Morgan Stanley, the “Underwriters”) pursuant to the Underwriting Agreement, dated September 5, 2012 (the “Underwriting Agreement”), among AmeriCredit, AFS SenSub and the Representatives. The Issuer will sell the Privately Placed Notes to Deutsche, RBS and WFS (together, the “Initial Purchasers”), pursuant to a Note Purchase Agreement, dated as of September 5, 2012, (the “Note Purchase Agreement”), among AmeriCredit, AFS SenSub and the Initial Purchasers.

Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Sale and Servicing Agreement.

As such counsel, we have examined original or reproduced or certified copies of the articles of incorporation and bylaws of AmeriCredit, as amended to date, the articles of incorporation and bylaws of AFS SenSub, as amended to date, records of actions taken by the board of directors of each of AmeriCredit and AFS SenSub, and the resolutions adopted by the board of directors of each of AmeriCredit and AFS SenSub ratifying the execution, delivery and participation in the transactions contemplated by the Agreements (as herein after defined). We have examined each of the Agreements, together with the Prospectus and the PPM.

The term “Base Prospectus” means the base prospectus included in the Registration Statement, as amended at the time of the filing of the Prospectus. The term “Preliminary Prospectus” means the Preliminary Prospectus Supplement together with the Base Prospectus, as amended at the time of the filing of the Preliminary Prospectus including the documents incorporated by reference therein pursuant to the Securities Act of 1933, as amended (the “1933 Act”) at the time of such filing, and the Upsizing Prospectus, used in connection with the offering of the Publicly Offered Notes (which omitted certain Rule 430B Information). The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated August 29, 2012, relating to the Publicly Offered Notes (which omitted certain Rule 430B Information), as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Upsizing Prospectus” means the supplement to the Preliminary Prospectus entitled “Supplement, dated September 5, 2012 (subject to completion) to Prospectus Supplement, dated August 29, 2012 (subject to completion) to Prospectus, dated March 31, 2011”, specifically relating to the Publicly Offered Notes, as filed with the Commission on September 5, 2012. The term “Prospectus” means the Prospectus Supplement together with the Base Prospectus, as amended at the time of the filing of the Prospectus including the documents incorporated by reference therein pursuant to the 1933 Act at the time of such filing, used in connection with the offering of the Publicly Offered Notes. The term “Prospectus Supplement” means the prospectus supplement dated September 5, 2012, relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Free Writing Prospectus” means, collectively, (i) the free writing prospectus, filed with the Commission on August 29, 2012, relating to the Notes, (ii) the free writing prospectus, dated August 29, 2012 and filed with the Commission on August 29, 2012, relating to the ratings on

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the Notes and (iii) the free writing prospectus, dated September 5, 2012 and filed with the Commission on September 5, 2012, relating to the ratings on the Notes (the “Upsizing Ratings FWP”) as filed with the Commission pursuant to Rule 433 of the Rules and Regulations. The term “Time of Sale Information” means the Free Writing Prospectus together with the Preliminary Prospectus. The term “Preliminary PPM” means the preliminary private placement memorandum, dated August 29, 2012 (which incorporates Exhibit B thereto) specifically relating to the Privately Placed Notes, as supplemented by the Upsizing PPM. The term “Upsizing PPM” means the supplement to the Preliminary PPM entitled “Supplement, dated September 5, 2012 (subject to completion) to Private Placement Memorandum, dated August 29, 2012 (subject to completion) to Prospectus, dated March 31, 2011” that was used in connection with the offering of the Privately Placed Notes. The term “PPM” means the private placement memorandum dated September 5, 2012 (which incorporates Exhibit B thereto), specifically relating to the Privately Placed Notes.

AFS SenSub has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-170231), including a related base prospectus and forms of prospectus supplements, for registration under the 1933 Act of the offering and sale of the Publicly Offered Notes. On August 31, 2012, AFS SenSub filed the Preliminary Prospectus with the Commission in accordance with the provisions of Rule 430B and Rule 424(b). On September 5, 2012, AFS SenSub filed the Upsizing Prospectus with the Commission in accordance with the provisions of Rule 430B and Rule 424(b). On September 7, 2012, AFS SenSub filed the Prospectus in accordance with the provisions of Rule 430B and Rule 424(b). Any information included in the Base Prospectus and each Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information”. Such registration statement, at any given time, including any post-effective amendment filed and declared effective prior to the date of issuance of the Notes and Certificate, the exhibits and any schedules thereto as of such time, the documents incorporated therein by reference pursuant to the 1933 Act as of such time and documents otherwise deemed to be part thereof or included therein by the rules and regulations (“Rules and Regulations”) of the Commission under the 1933 Act, is herein called the “Registration Statement”. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”.

The term “Agreements” as used herein means: (i) the Sale and Servicing Agreement; (ii) the Purchase Agreement; (iii) the Underwriting Agreement; (iv) the Note Purchase Agreement; (v) Indenture; (vi) the Trust Agreement; (vii) the Custodian Agreement, dated as of September 10, 2012, between AmeriCredit and the Trust Collateral Agent (the “Custodian Agreement”); (viii) the Series 2012-4 Lockbox Account Agreement, dated as of September 10, 2012, among JPMorgan Chase Bank, N.A., AmeriCredit and Wells Fargo, as Trustee (the “Lockbox Account Agreement”) and (ix) the Lockbox Processing Agreement, dated as of September 10, 2012, among Regulus Group II LLC, AmeriCredit and Wells Fargo, as Trustee (the “Lockbox Processing Agreement”).

We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

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As to various matters of fact relevant to the opinions hereinafter expressed, we have relied upon the representations and warranties contained in the Agreements and statements and certificates of officers and representatives of each of AmeriCredit and AFS SenSub.

In rendering the opinions expressed in paragraphs numbered 1, 2 and 3 below, we have assumed, without investigation, that (i) each Receivable will be enforced in a commercially reasonable manner and (ii) each Receivable has been duly authorized, executed and delivered by the respective Obligor thereunder and constitutes the valid and legally binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to standard exceptions.

We also have assumed, without investigation, (a) as to all parties to the Agreements, the due authorization, execution, and delivery thereof, and the validity and enforceability thereof against all parties thereto other than AmeriCredit and AFS SenSub, (b) each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Agreements to which it is a party and to carry out the transactions contemplated thereunder, (c) AmeriCredit, AFS SenSub and the Issuer have their respective rights in the Receivables as contemplated by the Agreements as of the date such Receivables are sold to AFS SenSub by AmeriCredit, are sold to the Issuer by AFS SenSub and are pledged by the Issuer to the Trust Collateral Agent under the Indenture, (d) the purchase price for the Notes has been delivered and received in accordance with the terms of the Indenture, Trust Agreement and the Underwriting Agreement (with respect to the Publicly Offered Notes) or the Note Purchase Agreement (with respect to the Privately Placed Notes), and (e) the Agreements will be enforced in good faith and in a commercially reasonable manner.

We have assumed that the Receivables and rights to receive payment under the Receivables are not and will not be subject to any right, lien or interest of any government or any agency or instrumentality thereof (including, without limitation, any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not and will not be subject to any lien arising by operation of law or any judicial lien.

We have also assumed that (i) the Publicly Offered Notes constitute debt and not equity for purposes of Title I of ERISA and Section 4975 of the Code, (ii) each employee benefit plan or retirement arrangement subject to Title I of ERISA or Section 4975 of the Code, any of whose assets are invested in a Publicly Offered Note, is a plan or arrangement to which a prohibited transaction exemption is fully available, and (iii) in the event any Publicly Offered Notes are acquired by an employee benefit plan or retirement arrangement subject to any federal, state, local or non-U.S. laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Code, the acquisition and holding of Publicly Offered Notes by such plan or arrangement does not violate such laws or regulations.

September 20, 2012

For the purpose of rendering the opinions expressed in paragraph number 6(b) below, our inquiry has been limited to a review of the Officer’s Certificates of AFS SenSub and AmeriCredit attached hereto as Exhibits A and B respectively (each, an “Officer’s Certificate” and together the “Officer’s Certificates”), and the documents, instruments and agreements referred to therein.

With respect to matters of fact, we have relied, without investigation, on, and assumed the accuracy and completeness of, each Officer’s Certificate and the representations of AmeriCredit and AFS SenSub and other parties contained in the Agreements and in the instruments and documents delivered in connection with the execution of the Agreements. Where matters are stated to be to the best of our knowledge, or known to us, our investigations consisted of inquiries of AmeriCredit and AFS SenSub, the results of which are reflected in the Officer’s Certificates being furnished to you with this opinion, and we have not made any investigation as to, and have not independently verified the facts underlying, such matters nor have we undertaken a search of court dockets in any jurisdiction.

The term “threatened litigation” as used herein has the meaning accorded to such term in The American Bar Association Statement of Policy on Lawyer’s Responses to Auditors’ Requests for Information dated January 15, 1976.

To the extent that our opinions expressed in paragraphs numbered 1, 2 and 3 below are related to the enforceability of the choice of law provisions contained in the Agreements, such opinions are based upon our reading of the provisions of Section 5-1401 of the General Obligations Law of the State of New York. While we have not found any reported cases construing such statutory provisions, we believe that a New York court applying such statutory provisions to the Agreements would give effect to the choice of law provisions set forth therein.

Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject (i) to limitations as to enforceability imposed by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application relating to or affecting the enforceability of creditors’ rights; (ii) to general limitations under equitable principles limiting the availability of equitable remedies; (iii) to the equitable discretion of the court before which any proceeding therefor may be brought; (iv) as to the enforceability of any security interest or security agreement, to the limitations of good faith, fair dealing and commercial reasonableness imposed by the Uniform Commercial Code of the State of New York, as in effect on the date hereof (“UCC”) as to the remedies set out in such agreements, instruments and documents; and (v) as to rights to indemnity, limitations that may exist under federal and state laws or the public policy underlying such laws.

Statements in this opinion as to enforceability are further qualified by (i) the application of judicial decisions involving statutes or principles of equity which have held that certain covenants and other provisions of agreements, including those providing for the acceleration of indebtedness due under debt instruments upon the occurrence of events therein described, are unenforceable in circumstances where it can be demonstrated that the enforcement of such provisions is not reasonably necessary for the protection of the lender; (ii) the effect of the law of any jurisdiction other than the State of New York which limits the rate of interest which may be charged or collected; and (iii) the validity, binding effect or enforceability, under certain circumstances, of contractual provisions in the Agreements with respect to indemnification or waiving defenses to obligations where such indemnification or such waivers are against public policy, or granting self-help or summary remedies.

September 20, 2012

Based upon and subject to the foregoing, we are of the opinion that:

1. Each of the Sale and Servicing Agreement, the Purchase Agreement, the Lockbox Account Agreement, the Lockbox Processing Agreement, the Underwriting Agreement, the Note Purchase Agreement and the Custodian Agreement (the “AmeriCredit Documents”) has been duly executed and delivered by AmeriCredit and constitutes the valid, legal and binding agreement of AmeriCredit, enforceable against AmeriCredit in accordance with its respective terms. The Purchase Agreement creates in the favor of AFS SenSub a valid and enforceable security interest in all right, title and interest in the Receivables and the Other Conveyed Property sold thereunder by AmeriCredit.

2. Each of the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement and the Underwriting Agreement and the Note Purchase Agreement (the “AFS SenSub Documents”) has been duly executed and delivered by AFS SenSub and constitutes the valid, legal and binding agreement of AFS SenSub, enforceable against AFS SenSub in accordance with its respective terms. The Sale and Servicing Agreement creates in the favor of the Issuer a valid and enforceable security interest in all right, title and interest in the Receivables and the Other Conveyed Property sold thereunder by AFS SenSub.

3. Assuming each of the Indenture and the Sale and Servicing Agreement has been duly executed and delivered by the parties thereto, each such agreement constitutes the valid, legal and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms. The Indenture creates in the favor of the Trust Collateral Agent a valid and enforceable security interest in all right, title and interest in the Collateral (as defined in the Indenture) pledged thereunder by the Issuer.

4. No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by AmeriCredit of the AmeriCredit Documents or the offer, issuance, sale or delivery of the Notes, except such which have been obtained.

5. No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by AFS SenSub of the AFS SenSub Documents, except such which have been obtained.

6. None of the transfer of the Receivables by AmeriCredit to AFS SenSub, the transfer of the Receivables and Other Conveyed Property by AFS SenSub to the Issuer, the execution, delivery or performance by each of AmeriCredit of the AmeriCredit Documents and AFS SenSub of the AFS SenSub Documents or the issuance of the Notes and the Certificate (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, any law, rule or regulation of the State of New York or federal government presently in effect, or (b) to our knowledge, results in, or will result in the creation

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or imposition of any lien, charge or encumbrance upon the Receivables, upon the Notes or upon the Certificate, except as otherwise contemplated by the Agreements, or (c) by operation of law, results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Receivables, upon the Notes or upon the Certificate, except as otherwise contemplated by the Agreements.

7. The Notes have been duly authorized by all requisite action and, when duly and validly executed by the Trustee in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

8. The Certificate has been duly authorized by all requisite action and, when duly and validly executed by the Owner Trustee in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

9. The Class A-1 Notes are “eligible securities” within the meaning of Rule 2a-7(a)(10) under the Investment Company Act of 1940 (as amended) (the “1940 Act”).

10. The Registration Statement and any amendments thereto have become effective under the 1933 Act. To the best of our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and (b) no proceedings for that purpose have been instituted or threatened and not terminated.

11. At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and at the date hereof, the Registration Statement (other than the information set forth in the financial statements and other financial and statistical information contained therein, as to which we do not express any belief or opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations.

12. None of AmeriCredit, AFS SenSub, or the Issuer is required to be registered as an “investment company” under the 1940 Act.

13. The arrangement pursuant to which the Receivables are held does not constitute an “investment company” within the meaning of the 1940 Act.

14. The direction by AFS SenSub to the Owner Trustee to execute, issue, countersign and deliver the Certificate has been duly authorized.

15. AFS SenSub has full power and authority to sell and assign the property to be sold and assigned to the Issuer as part of the trust estate and has duly authorized such sale and assignment to the Issuer by all necessary corporate action.

16. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

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17. The statements in the Prospectus and the Preliminary Prospectus, under the captions “DESCRIPTION OF THE NOTES”, “DESCRIPTION OF THE TRANSACTION DOCUMENTS” and “DESCRIPTION OF THE SECURITIES”, to the extent such statements purport to summarize certain provisions of the Notes, the Certificate, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Indenture are fair and accurate in all material respects.

18. The statements in the Base Prospectus, under the captions “SUMMARY OF PROSPECTUS — FEDERAL INCOME TAX CONSEQUENCES”, “SUMMARY OF PROSPECTUS — ERISIA CONSIDERATIONS”, “RISK FACTORS”, “MATERIAL FEDERAL INCOME TAX CONSEQUENCES”, “STATE AND LOCAL TAX CONSEQUENCES”, “ERISA CONSIDERATIONS” and “MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOAN CONTRACTS” and the statements in the Preliminary Prospectus Supplement and in the Prospectus Supplement under the captions “SUMMARY — FEDERAL INCOME TAX CONSEQUENCES,” “SUMMARY — ERISA CONSIDERATIONS,” “LEGAL INVESTMENT”, “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” and “ERISA CONSIDERATIONS”, insofar as such statements purport to summarize matters of federal law or New York law, or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions.

19. The statements in the Preliminary PPM and the PPM, under the captions “SUMMARY — FEDERAL INCOME TAX CONSEQUENCES,” “SUMMARY — ERISA CONSIDERATIONS,” “RISK FACTORS,” “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” and “STATE AND LOCAL TAX CONSEQUENCES” insofar as such statements purport to summarize matters of federal law or New York law, or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions.

20. The statements in the Base Prospectus under the caption “MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOAN CONTRACTS” to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

21. Assuming, without independent investigation, that the offer and sale of the Class E Notes is made under the circumstances contemplated by the Note Purchase Agreement and the PPM, it is not necessary in connection with (a) the initial offer and sale of Class E Notes or (b) the offer and sale of the Class E Notes by the Initial Purchasers on the Closing Date, to register the Class E Notes under the 1933 Act.

22. The conditions to the use by AFS SenSub of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations thereunder which have not been so filed.

23. Under Section 9-301(c)(3) of the UCC, the priority of a perfected, nonpossessory security interest created in any tangible chattel paper (i) in favor of AFS SenSub pursuant to the Purchase Agreement, (ii) in favor of the Trust pursuant to the Sale and Servicing Agreement, and (iii) in favor of the Trust Collateral Agent pursuant to the Indenture, will be determined pursuant to the laws of the State of Texas.

September 20, 2012

We have rendered legal advice and assistance to AmeriCredit, AFS SenSub and the Issuer relating to the sale and issuance of the Notes. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of AmeriCredit, AFS SenSub and the Issuer. We also participated with AmeriCredit, AFS SenSub and the Issuer in conferences with the Representatives of the Underwriters and their counsel, during which the contents of the Registration Statement, Preliminary Prospectus, the Prospectus, the Preliminary PPM, the PPM and related matters were discussed and examined the Original Registration Statement, the Registration Statement, Preliminary Prospectus, the Prospectus, the Preliminary PPM and the PPM.

In the course of our examination of the Registration Statement nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the time the Original Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement, including the Rule 430B Information and the Upsizing Ratings FWP (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief) at the latest deemed effective time with respect to the Underwriters pursuant to Rule 430B(f)(2), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus or the PPM (except as set forth in paragraphs numbered 17, 18, 19 and 20 above), in the course of our examination of the Upsizing Ratings FWP together with the Prospectus or the PPM and certain other documents and our participation in the discussions hereinabove mentioned, no facts have come to our attention which lead us to believe that the Upsizing Ratings FWP together with the Prospectus and the PPM (other than the financial statements and other financial and statistical data contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the date thereof or hereof, contained or contains any untrue statement of a material fact or at the date thereof or hereof, omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that, as of the time of first sale (12:45 p.m., New York City time, September 5, 2012), either (i) the Time of Sale Information (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), when considered together with the information that is presented in the Prospectus that completes those sections of the Preliminary Prospectus that were presented in blank form therein, or (ii) the Preliminary PPM (other than the financial statements and other financial and statistical data contained or

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incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief) when considered together with the information that is presented in the PPM that completes those sections of the Preliminary PPM that were presented in blank form therein contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes and it may not be relied on by any other party or quoted without our express consent in writing.

We express no opinion on any matter not discussed in this letter. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein and (iii) as otherwise required by law. Copies of this letter may be posted by the Issuer or AmeriCredit to a password protected website accessible by any nonhired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or AmeriCredit the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person.

We are members of the bar of the State of New York and this opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the Federal laws of the United States of America.

Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE ONE

AmeriCredit Financial Services, Inc.

AmeriCredit Automobile Receivables

    Trust 2012-4

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

AFS SenSub Corp.

2265 B Renaissance Drive, Suite 17

Las Vegas, Nevada 89119

Deutsche Bank Securities Inc.

    as Representative and Initial Purchaser

60 Wall Street, 3rd Floor

New York, New York 10005

RBS Securities Inc.

    as Representative and Initial Purchaser

600 Washington Boulevard

Stamford, Connecticut 06901

Wells Fargo Securities, LLC

    as Representative and Initial Purchaser

301 South College Street

MAC D1053-082

Charlotte, North Carolina 28202

Citigroup Global Markets Inc.

390 Greenwich Street, 1st Floor

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10010

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

3 World Financial Center, 8th Floor

200 Vesey Street New York,

New York 10281

Wells Fargo Bank, National Association

    as Trustee and Trust Collateral Agent

Sixth Street and Marquette Avenue,

MAC N9311-161 Minneapolis,

Minnesota 55479

Wilmington Trust Company

    as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Standard & Poor’s Rating Services, a

Standard & Poor’s Financial Services LLC

business

55 Water Street

New York, New York 10041

Fitch Inc., d/b/a Fitch Ratings

One State Street Plaza

New York, New York 10004

Deloitte & Touche USA LLP

Two World Financial Center, 15th Floor

225 Liberty Street

New York, New York 10281-1414

EXHIBIT A

AFS SENSUB CORP.

OFFICER’S CERTIFICATE

The undersigned, an Authorized Officer (as defined in the Sale and Servicing Agreement hereinafter defined) of AFS SenSub Corp., a Nevada corporation (“AFS SenSub”), hereby certifies as of September 20, 2012, in such capacity, as follows:

1. I am delivering this Certificate on behalf of AFS SenSub in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP to be given as special counsel to AFS SenSub. I understand that Katten Muchin Rosenman LLP will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of AFS SenSub. All terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2. The Sale and Servicing Agreement has not been modified, amended or revoked since September 10, 2012 and is in full force and effect as of the date hereof.

3. (a) AFS SenSub is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any such proceeding pending or, to the best of my knowledge, following due inquiry, threatened.

    (b) There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which AFS SenSub or its properties is subject.

4. Except for the AFS SenSub Documents or the receipts, certificates, instruments and other documents delivered by AFS SenSub on the Closing Date or otherwise contemplated by the AFS SenSub Documents, immediately prior to the transfer to the Issuer of the Receivables, there are no instruments, documents or agreements relating to the Notes, the Certificate, the Receivables or Other Conveyed Property to which AFS SenSub is a party or by which AFS SenSub or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the Receivables or the Other Conveyed Property.

5. You may rely upon the representations and warranties that AFS SenSub has made to the Trustee, the Owner Trustee, the Underwriters, the Noteholders and the Certificateholder in the AFS SenSub Documents and the receipts, certificates, instruments and other documents delivered by AFS SenSub at the Closing. Such representations and warranties of AFS SenSub are true and correct in all material respects on and as of the date hereof. Without limiting the foregoing: (i) AFS SenSub has, immediately prior to the transfer of the Receivables to the Issuer, all right, title and interest in and to the Receivables, free and clear of any liens, claims or encumbrances other than the rights of the Obligors under their respective loans and the security interest intended to be granted under the Sale and Servicing Agreement and the Indenture; (ii) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by AFS SenSub of the AFS SenSub Documents, other than any such consents or approvals as have been obtained prior to the Closing; and (iii) the Sale and Servicing Agreement and the Indenture contain complete and accurate descriptions of and otherwise identify the property and assets subject to the security interests intended to be granted therein.

6. Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of AFS SenSub.

7. AFS SenSub has not previously offered the Notes or the Certificate for sale.

8. All of the equity interest in AFS SenSub, which represents the entire economic interest in AFS SenSub, is beneficially owned by AmeriCredit.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Officer’s Certificate is executed and delivered as to the date first written above.

AFS SENSUB CORP.

By:	/s/ Susan B. Sheffield
Name: Susan B. Sheffield
Title: Executive Vice President, Corporate Finance

[Officer’s Certificate for KMR’s Enforceability Opinion]

EXHIBIT B

AMERICREDIT FINANCIAL SERVICES, INC.

OFFICER’S CERTIFICATE

The undersigned, an authorized officer of AmeriCredit Financial Services, Inc., a Delaware corporation (the “Servicer”), hereby certifies as of September 20, 2012, in such capacity, as follows:

1. I am delivering this Certificate on behalf of the Servicer in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP to be given as special counsel to the Servicer. I understand that Katten Muchin Rosenman LLP will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of the Servicer. All terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2. The Sale and Servicing Agreement has not been modified, amended or revoked since September 10, 2012 and is in full force and effect as of the date hereof.

3. You may rely upon the representations and warranties that the Servicer has made to the Trustee, the Owner Trustee, the Underwriters, the Noteholders and the Certificateholder in the AmeriCredit Documents and the receipts, certificates, instruments and other documents delivered by the Servicer at the closing of the transactions contemplated by the AmeriCredit Documents (the “Closing”). Such representations and warranties of the Servicer are true and correct and complete on and as of the date hereof. Without limiting the foregoing: (i) the Servicer has, immediately prior to the transfer of the Receivables and Other Conveyed Property to AFS SenSub, all right, title and interest in and to the Receivables and Other Conveyed Property, free and clear of any liens, claims or encumbrances other than the rights of the Obligors under their respective loans and the security interest intended to be granted under the Purchase Agreement; (ii) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by the Servicer of the AmeriCredit Documents, other than any such consents or approvals as have been obtained prior to the Closing; and (iii) the Purchase Agreement contains complete and accurate descriptions of and otherwise identifies the property and assets subject to the security interest intended to be granted therein.

4. (a) The Servicer is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any Proceeding, pending or, to the best of my knowledge, following due inquiry, threatened, other than routine, ordinary course litigation that is not material or likely, if adversely determined, to cause a material adverse effect.

    (b) There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which the Servicer or its properties is subject.

5. Except for the AmeriCredit Documents or the receipts, certificates, instruments and other documents delivered by the Servicer at the Closing or otherwise contemplated by the AmeriCredit Documents, immediately prior to the transfer to the Issuer of the Receivables, there are no instruments, documents or agreements relating to the Notes, the Certificate, the Receivables or the Other Conveyed Property to which the Servicer is a party or by which the Servicer or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the Receivables or the Other Conveyed Property.

6. The business conducted by the Servicer, in its capacity as servicer under the Sale and Servicing Agreement, in performing its obligations under the Sale and Servicing Agreement will be limited to those activities described in the Sale and Servicing Agreement and conducted in accordance with the terms thereof.

7. Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of the Servicer.

8. The Servicer has not previously offered the Notes or the Certificate for sale.

9. The Servicer’s outstanding securities are beneficially owned by only General Motors Financial Company, Inc., a Texas corporation.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Officer’s Certificate is executed and delivered as to the date first written above.

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Sheli D. Fitzgerald
Name: Sheli D. Fitzgerald Title: Vice President, Corporate Finance

[Officer’s Certificate for KMR’s Enforceability Opinion]

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